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                                                                EXHIBIT 24(A)(1)


                          SPECIAL POWER OF ATTORNEY



        KNOW ALL PERSONS BY THESE PRESENTS, THAT THE UNDERSIGNED, CONSTITUTES AND APPOINTS WILLIAM H. LAMBERT AND HAROLD C. TAMBURRO, AND EACH OF THEM, THIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1996, FOR FILING WITH THE SECURITIES AND EXCHANGE COMMISSION BY TSX CORPORATION, A NEVADA CORPORATION, TOGETHER WITH ANY AND ALL AMENDMENTS TO SUCH FORM 10-K AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS, OR EACH OF THEM, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


DATED:  July 19,1996
        ---------------------

                                      /s/ TALTON R. EMBRY
                                      -------------------------------
                                      TALTON R. EMBRY
                                      BOARD MEMBER OF TSX CORPORATION


                                      /s/ JEAN COLDITZ
                                      -------------------------------
                                      WITNESS